Exhibit 99.2

CHENGDU AIXIN SHANGYAN HOTEL MANAGEMENT CO., LTD.

BALANCE SHEETS

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,404	$512
Accounts receivable, net	24,521	16,189
Accounts receivable, related party	60,015	60,262
Other receivables	41,224	45,160
Prepaid expenses	90,519	102,715
Inventory, net	206,777	52,642
Prepaid taxes	2,156	7,090
Total current assets	432,616	284,570

Property and equipment, net	312,813	321,587
Intangible assets, net	3,807	4,465
Security deposits	91,578	91,954
Operating lease right-of-use assets	1,846,931	2,007,370
Total assets	$2,687,745	$2,709,946

Liabilities and Equity
Current liabilities
Accounts payable	$231,695	$25,378
Deferred revenue	285,577	283,974
Accrued liabilities and other payables	272,161	292,251
Loans from third parties	455,562	457,436
Operating lease liabilities - current	631,982	623,607
Due to related parties	1,356,649	1,115,326
Total current liabilities	3,233,626	2,797,972
Non-current liabilities
Operating lease liabilities - non-current	1,214,949	1,383,763
Total liabilities	4,448,575	4,181,735
Stockholders’ deficit
Paid-in capital	152,207	152,207
Accumulated deficit	(1,849,812)	(1,551,559)
Accumulated other comprehensive loss	(63,225)	(72,437)
Total stockholders’ deficit	(1,760,830)	(1,471,789)

Total liabilities and stockholders’ deficit	$2,687,745	$2,709,946

The accompanying notes are an integral part of these financial statements.

CHENGDU AIXIN SHANGYAN HOTEL MANAGEMENT CO., LTD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three months Ended March 31,
	2021	2020

Revenues	$352,247	$176,874

Operating costs and expenses:
Hotel operating costs	518,505	319,371
Selling and marketing expenses	71,585	3,601
General and administrative expenses	82,200	26,571
Provision for bad debts	-	14,340
Total operating costs and expenses	672,290	363,883

Loss from operations	(320,043)	(187,009)

Other income (expenses):
Other income (expenses)	21,782	(6,136)
Interest income	8	7

Total other income (expenses), net	21,790	(6,129)

Loss before income tax	(298,253)	(193,138)
Income tax provision	-	-

Net loss	(298,253)	(193,138)

Other comprehensive items:
Foreign currency translation income	9,212	14,659

Comprehensive loss	$(289,041)	$(178,479)

The accompanying notes are an integral part of these financial statements.

CHENGDU AIXIN SHANGYAN HOTEL MANAGEMENT CO., LTD.

STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(UNAUDITED)

			Accumulated
	Paid-in	Accumulated	Other Comprehensive
	Capital	Deficit	Income (Loss)	Total

Balance at December 31, 2020	$152,207	$(1,551,559)	$(72,437)	$(1,471,789)
Net loss	-	(298,253)	-	(298,253)
Foreign currency translation	-	-	9,212	9,212
Balance at March 31, 2021	$152,207	$(1,849,812)	$(63,225)	$(1,760,830)

Balance at December 31, 2019	$152,207	$(862,454)	$14,205	$(696,042)
Net loss	-	(193,138)	-	(193,138)
Foreign currency translation	-	-	14,659	14,659
Balance at March 31, 2020	$152,207	$(1,055,592)	$28,864	$(874,521)

The accompanying notes are an integral part of these financial statements.

CHENGDU AIXIN SHANGYAN HOTEL MANAGEMENT CO., LTD.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(298,253)	$(193,138)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	9,093	6,982
Provision for bad debts	-	14,340
Changes in assets and liabilities:
Accounts receivable	(8,489)	74,262
Accounts receivable - related party	-	(56,347)
Other receivable	3,792	(27,117)
Inventory	(156,020)	(9,892)
Prepaid expenses	11,903	13,982
Accounts payable	208,650	4,079
Accrued expenses and other current liabilities	(19,289)	36,852
Taxes Payable	4,959	(5,971)
Deferred revenue	2,795	35,130
Net cash used in operating activities	(240,859)	(106,838)

Cash flows from investing activities
Purchase of equipment	(717)	(1,411)
Net cash used in investing activities	(717)	(1,411)

Cash flows from financing activities
Net proceeds from related parties	248,545	53,955
Net proceeds from short-term borrowing from third-parties	-	1,534
Net cash provided by financing activities	248,545	55,489

Effect of exchange rate changes on cash and cash equivalents	(77)	(126)

Net decrease in cash and cash equivalents	6,892	(52,886)

Cash and cash equivalents, beginning of period	512	53,059
Cash and cash equivalents, end of period	$7,404	$173

Supplemental disclosure of cash flows:
Income tax	$-	$-
Interest expense	$-	$-

The accompanying notes are an integral part of these financial statements.

CHENGDU AIXIN SHANGYAN HOTEL MANAGEMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

(UNAUDTIED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Chengdu Aixin Shangyan Hotel Management Co., Ltd. (the “Company” or “Shangyan Hotel”) was incorporated in 2016 in Chengdu, China. Shangyan Hotel is a four-star hotel, covering an area of more than 8,000 square meters. It is equipped with full central air-conditioning, a large restaurant that can accommodate 600 people at the same time, 6 luxurious dining rooms, 200 square meters of music tea house, 13 tea private rooms, 108 guest rooms and other supporting facilities.

Shangyan hotel is located at superior geographical position and a 5-minute drive from Wal-Mart, CapitaLand and other large shopping malls; The hotel has convenient transportation, which is connected to the express ring line and the bus system, and it takes 30-minute drive to Chengdu Shuangliu International Airport.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of the Company is Chinese Renminbi (‘‘RMB’’). The accompanying financial statements are translated from RMB and presented in U.S. dollars (“USD”).

Covid – 19

On March 11, 2020, the World Health Organization announced that infections caused by the corona virus disease of 2019 (“COVID-19”) had become pandemic. The Government of China has adopted various regulations and orders, including mandatory quarantines, limits on the number of people that may gather in one location, closing non-essential businesses and travel bans to limit the spread of the disease. COVID-19 and measures to prevent its spread impacted our operations, most significantly at hotel rooms and restaurant which were closed or operating at significantly reduced capacity for a significant portion during the year 2020. However, many of these measures have been relaxed due to the decrease in the prevalence of Covid-19 in China. During the three months ended March 31, 2021, the ongoing operations of the Company have been back to normal.

Financial impacts related to COVID-19 were not material to the Company’s financial position, results of operations or cash flows for the three months ended March 31, 2021. The Company has implemented procedures to promote employee and customer safety. These measures did not significantly increase its operating costs.

While the Company continues to operate substantially in the normal course, it cannot forecast with any certainty whether and to what degree the disruptions caused by the COVID-19 pandemic will increase, or the extent to which the disruption may materially impact its financial position, results of operations, and cash flows in fiscal 2021.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

Accounts receivable mainly consist of amounts due from corporate customers, travel agents, and hotel guests. The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of March 31, 2021 and December 31, 2020, the allowance for doubtful accounts was $23,348 and $24,359, respectively.

Inventory

Inventory mainly consists of food and beverage, hotel supplies, and consumables. Inventory is valued at the lower of average cost or market, cost being determined on a moving weighted average method at the end of the month. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down inventories to market value, if lower. The Company recorded no inventory impairment for the three months ended March 31, 2021 and 2020.

In July 2015, the FASB issued Accounting Standards Update (“ASU”) 2015-11, “Inventory (Topic 330) - Simplifying the Measurement of Inventory,” which requires that inventory within the scope of the guidance be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Machinery	3 years
Electronic Equipment	3 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of March 31, 2021 and December 31, 2020, there were no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows Accounting Standards Codification (“ASC”) Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of operations.

At March 31, 2021 and December 31, 2020, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

In accordance with ASC 606, revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration we expect to receive in exchange for those products or services.

Revenue from sale of goods and services under Topic 606 is recognized in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with customers that the Company believes is legally enforceable;

●	identification of performance obligation in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation of the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

Revenues are primarily derived from the rental of rooms, food and beverage sales and other ancillary goods and services, including but not limited to souvenir, parking and conference reservation. Each of these products and services represents a distinct performance obligation and, in exchange for these services, the Company receives fixed amounts based on published rates or negotiated contracts. Payment is due in full at the time when the services are rendered or the goods are provided. Room rental revenue is recognized on a daily basis when rooms are occupied. Food and beverage revenue and other goods and services revenue are recognized when they have been delivered or rendered to the guests as the respective performance obligations are satisfied.

The Company generally receives payments from customers as its performance obligations were satisfied. The Company records a receivable when it has an unconditional right to receive payment and only the passage of time is required before payment is due. The Company records deferred revenue when it receives cash proceeds in advance of the satisfaction of respective performance obligations related to accommodations and other ancillary services.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All of the Company’s goods sold in China are subject to the PRC VAT of 6%. This VAT may be offset by VAT paid by the Company on raw materials and other materials purchased in China. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Disaggregated Revenues

The following tables present the Company’s revenues disaggregated by the nature of the product or service:

	For the Three Months Ended March 31,
	2021	2020
Room revenues	$150,779	$75,552
Food and beverage revenues	168,637	80,375
Others	32,831	20,947
Total revenues	$352,247	$176,874

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on its cash in these bank accounts.

Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019. As such, the disclosures required under ASC 842 are not presented for periods before the date of adoption. For the comparative periods prior to adoption, the Company presented the disclosures which were required under ASC 840.

The Company applied the following practical expedients in the transition to the new standard allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts	The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.
Use of hindsight	The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.
Reassessment of existing or expired land easements	The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.
Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.
Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The new leasing standard requires recognition of leases on the balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The most significant impact on the adoption of ASC 842 was the recognition of the operating lease right-of-use assets and the liabilities for operating leases on its balance sheets. Accordingly, adoption of this standard resulted in the recognition of operating lease right-of-use assets of $2,932,536 and operating lease liabilities of $2,932,536 on the balance sheet as of January 1, 2019. The adoption of ASC 842 did not result in a cumulative-effect adjustment to the opening balance of retained earnings (accumulated deficit).

In addition, the adoption of the standard did not have a material impact on the Company’s results of operations or cash flows. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, approximate their fair value due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair value because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of March 31, 2021 and December 31, 2020, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of the Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income (loss) for the three months ended March 31, 2021 and 2020 consisted of net income (loss) and foreign currency translation adjustments.

Earnings per Share

The Company is a limited Company (“LC”) formed under the laws of the PRC. Like limited liability company in the US, limited company in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data is not presented.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: hospitality.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

3. PREPAID EXPENSES

The Company had prepaid expenses of $90,519 and $102,715 as of March 31, 2021 and December 31, 2020, respectively. Prepaid expenses primarily consist of prepaid consulting fee and other expenses.

4. INVENTORY

Inventory consisted of the following at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Food and beverage, supplies, and consumables	$206,777	$52,642

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Machinery	$102,031	$101,629
Electronic equipment	6,727	6,754
Other	4,933	4,874
Construction in progress	249,531	250,556
Total	363,222	363,813
Less: Accumulated depreciation	(50,409)	(42,226)
Property and equipment, net	$312,813	$321,587

Depreciation expense for the three months ended March 31, 2021 and 2020 was $8,446 and $6,411, respectively.

6. INTANGIBLE ASSETS, NET

Intangible assets consisted of the following at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Software	$7,680	$7,711
Less: Accumulated amortization	(3,873)	(3,246)
Intangible assets, net	$3,807	$4,465

Amortization expense for the three months ended March 31, 2021 and 2020 was $647 and $571, respectively.

7. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Accrued payroll	$42,786	$57,616
Construction payables	76,411	96,844
Accrued rent	94,838	112,500
Other payables	58,126	25,291
Total	$272,161	$292,251

8. LOAN FROM THIRD PARTIES

As of March 31, 2021 and December 31, 2020, the Company had advances from former shareholders and unrelated third parties in an aggregate amount of $455,562 and $457,436, respectively. There was no written agreement, and these loans are payable on demand and bear no interest.

9. LEASE

The Company leased its hotel premises under an operating lease arrangement. The lease has a remaining lease term of approximately 3 years.

Balance sheet information related to the Company’s leases is presented below:

	March 31, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets	$1,846,931	$2,007,370

Operating lease liabilities - current	$631,982	$623,607
Operating lease liability – non-current	1,214,949	1,383,763
Total operating lease liabilities	$1,846,931	$2,007,370

The following provides details of the Company’s lease expenses:

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating lease expenses	$176,565	$160,777

Other information related to leases is presented below:

	Three Months Ended
	March 31, 2021	March 31, 2020
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$176,565	$160,777

Weighted Average Remaining Lease Term:
Operating leases	2.75 years	3.75 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

Maturities of lease liabilities were as follows:

For the year ending December 31:
2021 (excluding the three months ended March 31, 2021)	$525,191
2022	713,864
2023	728,142
Total lease payments	1,967,197
Less: imputed interest	(120,266)
Total lease liabilities	1,846,931
Less: current portion	(631,982)
Lease liabilities – non-current portion	$1,214,949

10. RELATED PARTY TRANSACTIONS

Accounts receivable

As of March 31, 2021and December 31, 2020, the Company had accounts receivable from a sales manager of Chengdu AiXinZhonghong Biological Technology Co., Ltd. (“AiXinZhonghong”), a Chinese limited company and a related party of the Company, of $60,015 and $60,262, respectively.

Due to related parties

Due to related parties consisted of the following as of the periods indicated:

	March 31,	December 31,
	2021	2020
Quanzhong Lin (major shareholder and Chairman of the Company)	$1,268,988	$1,027,305
Aixin Life Beauty*	54,082	54,305
Yirong Shen (major shareholder)	33,579	33,716
Total	$1,356,649	$1,115,326

* Entity controlled by Quanzhong Lin

The balances of due to related parties are payable on demand and bear no interest.

11. INCOME TAXES

PRC

The Company is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for three months ended March 31, 2021 and 2020:

	For the Three Months Ended March 31,
	2021	2020
Income tax (benefit) at PRC statutory rate	(25.0)%	(25.0)%
Change in deferred tax asset valuation allowance	25.0%	25.0%
Effective combined tax rate	-%	-%

For the three months ended March 31, 2021 and 2020, the change in valuation allowance is mainly from the tax benefit on net operating loss carry forward for PRC operations.

12. STATUTORY RESERVES

Pursuant to the PRC corporate law, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. During the three months ended March 31, 2021 and 2020, the Company made no contribution to its statutory reserve fund due to its accumulated deficit.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income, as determined under PRC accounting rules and regulations. The Company did not make any contribution to this fund during the three months ended March 31, 2021 and 2020.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

16. OPERATING CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

The Company is, from time to time, involved in litigation incidental to the conduct of its business regarding merchandise and services sold, employment matters, and litigation regarding intellectual property rights.

The Company believes that current pending litigation will not have a material adverse effect on its financial position, results of operations or cash flows.

17. SUBSEQUENT EVENT

On May 25, 2021, the Company, and its two shareholders, Quanzhong Lin and Yirong Shen, of which Quanzhong Lin is also the Chairman and President and major shareholder of Aixin Life International, Inc. (“Aixin Life”), entered into an Equity Transfer Agreement with Aixin Life. Pursuant to the Agreement (the “Hotel Purchase Agreement”), Aixin Life agreed to purchase 100% ownership of Shangyan Hotel from Mr. Lin and Ms. Shen. Eighty percent of the equity of Shangyan Hotel is owned by Mr. Lin, and the remaining twenty percent is owned by Ms. Shen. Under the terms of the Hotel Purchase Agreement, Aixin Life agreed to purchase all of the outstanding equity of Shangyan Hotel for a purchase price of RMB 7,598,887 or US$1,164,598 based on an exchange rate of RMB / US$ 6.5249 yuan per dollar on December 31, 2020. Both Aixin Life and Shangyan Hotel are under common control.

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2020 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”